                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Amgen Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                        [AMGEN LETTERHEAD WILL BE USED]
                                                                 [AMGEN LOGO](R)

                                                                GORDON M. BINDER
                                            Chairman and Chief Executive Officer

March __, 2000

DEAR STOCKHOLDER:

     You are invited to attend the Annual Meeting of Stockholders of Amgen Inc. to be held on Thursday, May 11, 2000, at 10:30 A.M., Pacific Daylight Time, at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California.

     At this year's meeting, you will be asked to: (i) elect three directors;
(ii) approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock of the Company; (iii) approve an amendment to the Company's Amended and Restated Employee Stock Purchase Plan to extend the term of such plan indefinitely; and
(iv) ratify the selection of the independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

     Your Board of Directors unanimously believes that election of its nominees for directors, approval of the amendment to the Restated Certificate of Incorporation, as amended, approval of an amendment to the Company's Amended and Restated Employee Stock Purchase Plan, and ratification of its selection of independent auditors are in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for director and FOR proposals 2, 3, and 4.

     In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

     I personally look forward to greeting those Amgen stockholders able to attend the meeting. If you plan to attend the Annual Meeting, please complete and return the postage paid reply card enclosed with the Proxy Statement. We will then send to you a map with directions to the Regent Beverly Wilshire Hotel and an admission badge to the Annual Meeting.

     It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. Therefore, please sign, date and promptly mail the enclosed proxy in the prepaid envelope provided.

     Thank you.

                                     Sincerely,

                                     [SIG]


                                     Gordon M. Binder
                                     Chairman of the Board
                                       and Chief Executive Officer

                                  AMGEN INC.
                            One Amgen Center Drive
                     Thousand Oaks, California 91320-1799


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 11, 2000


TO THE STOCKHOLDERS OF AMGEN INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation (the "Company"), will be held on Thursday, May
11, 2000, at 10:30 A.M., Pacific Daylight Time, at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212, for the following purposes:

     1. To elect three directors to a three-year term of office expiring at the Annual Meeting of Stockholders in the year 2003;

     2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 1,500,000,000 shares to 2,750,000,000 shares;

     3. To approve an amendment to the Company's Amended and Restated Employee Stock Purchase Plan to extend the term of such plan indefinitely;

     4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 14, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, postponement or adjournment thereof.

                              By Order of the Board of Directors

                              [SIG]

                              Steven M. Odre
                              Secretary

Thousand Oaks, California
March __, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                  AMGEN INC.
                            One Amgen Center Drive
                     Thousand Oaks, California 91320-1799


                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Amgen Inc., a Delaware corporation (the "Company" or "Amgen"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000, at 10:30 A.M., Pacific Daylight Time (the "Annual Meeting"), or at any continuation, postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212.

     On November 19, 1999, the Company effected a two-for-one stock split in the form of a 100% stock dividend. All share and per share information presented herein is on a post-split basis, except where specifically indicated otherwise.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's common stock (the "Common Stock") in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained Georgeson

Shareholder Communications Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $8,000, plus reasonable out-of-pocket expenses. The Company may also be assisted in the solicitation of proxies by Batchelder & Partners, Inc. The Company has previously engaged Batchelder & Partners, Inc. to provide general corporate advisory services, and no additional fee will be paid for the solicitation of proxies.

     The Company intends to mail this proxy statement and accompanying proxy card on or about March __, 2000 to all stockholders entitled to vote at the Annual Meeting.

Stockholder Proposals

     Stockholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Stockholders in the year 2001 (the "2001 Annual Meeting") may do so by following the procedures prescribed in the Company's Amended and Restated Bylaws (the "Bylaws") and in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible for inclusion in the Company's 2001 proxy statement, stockholder proposals must be received by the Company's Secretary no later than November 23, 2000. The Company's Bylaws provide that stockholders desiring to nominate persons for election to the Board of Directors or to bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to such meeting (provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, the notice must be received not later than the close of business on the tenth day following the date on which the notice of the date of such meeting was mailed or the public disclosure was made). Such notice must include: (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (e) if applicable, the consent of each nominee to serve as director of the Company if so elected. While the Board will consider stockholder proposals, the Company however reserves the right to omit from the Company's 2001 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on March 14, 2000, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 2000, there were outstanding and entitled to vote __________ shares of Common Stock. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and (4) proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal, except for Proposal 2 (amendment to the Restated Certificate), where broker non-votes will have the effect of a vote against that proposal.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by sending to the Secretary of the Company at the Company's principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 27-4-A, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

     The terms of office of Mr. Gordon M. Binder, Mr. Frederick W. Gluck and Mr. Franklin P. Johnson, Jr. expire in 2000 and all are nominees for election to the Board. Each of the nominees would serve until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal. If elected at the Annual Meeting, Messrs. Gluck and Johnson would serve until the Annual Meeting in the year 2003. Mr. Binder has announced that he intends to retire as Chief Executive Officer on the day of the Annual Meeting, and will retire as Chairman of the Board and a director by December 31, 2000, so if elected at the Annual Meeting, Mr. Binder would not serve for a full three year term.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three Year Term Expiring at the Annual Meeting of Stockholders in the Year 2003

GORDON M. BINDER

     Mr. Gordon M. Binder, age 64, has served as a director of the Company since October 1988. He joined the Company in 1982 as Vice President-Finance and was named Senior Vice President-Finance in February 1986. Mr. Binder was elected Chief Executive Officer in October 1988 and Chairman of the Board in July 1990. Mr. Binder has announced that he intends to retire as Chief Executive Officer on the day of the Annual Meeting and will retire as Chairman of the Board and a director by December 31, 2000. Mr. Binder will continue to provide certain services to the Company thereafter as a non-executive officer employee of the Company.

FREDERICK W. GLUCK

     Mr. Frederick W. Gluck, age 64, has served as a director of the Company since February 1998. Mr. Gluck is currently a consultant to McKinsey & Company, Inc., a consulting firm ("McKinsey"). Mr. Gluck joined Bechtel Group, Inc. in February 1995, and served as Vice Chairman and Director from January 1996 to July 1998. Mr. Gluck joined McKinsey in 1967, serving as Managing Director from 1988 to 1994, and retired from that firm in February 1995. Mr. Gluck is currently a director of ACT Networks, Inc., Columbia/HCA Healthcare Corporation, the New York Presbyterian Hospital, Russell Reynolds Associates, Inc., Scient Corp. and Thinking Tools, Inc.

FRANKLIN P. JOHNSON, JR.

     Mr. Franklin P. Johnson, Jr., age 71, has served as a director of the Company since October 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. Mr. Johnson serves as the Vice President, Chief Financial Officer and Secretary of Indo Pacific Investment Company, a privately held investment company. Mr. Johnson has been a private venture capital investor for more than five years. He is also a director of Applied MicroCircuits Corporation, IDEC Pharmaceuticals Corporation and several private companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2001 Annual Meeting

JERRY D. CHOATE

     Mr. Jerry D. Choate, age 61, has served as a director of the Company since August 1998. In January 1999, Mr. Choate retired as Chairman of the Board and Chief Executive Officer of The Allstate Corporation, an insurance company holding company ("Allstate"), where he had held such positions since January 1995. Prior to becoming Chairman of Allstate in January 1995, Mr. Choate served as President and Chief Executive Officer of Allstate from August 1994 to January 1995, and had previously held various management positions at Allstate since 1962. Mr. Choate also serves as a director of Valero Energy Corp. and serves on the Board of Trustees for the Van Kampen Mutual Funds.

STEVEN LAZARUS

     Mr. Steven Lazarus, age 68, has served as a director of the Company since May 1987. Since July 1994, he has been the managing general partner of ARCH Venture Partners, L.P., an early stage venture capital partnership. He was President and Chief Executive Officer of the Argonne National Laboratory/The University of Chicago Development Corporation and was also associate dean at the Graduate School of Business, the University of Chicago, from October 1986 to July 1994. Mr. Lazarus also serves as a director of First Consulting Group, Inc., National Venture Capital Association, New Era of Networks, Inc. and Primark Corporation.

GILBERT S. OMENN

     Dr. Gilbert S. Omenn, age 58, has served as a director of the Company since January 1987. He has been the Executive Vice President for Medical Affairs at the University of Michigan, Chief Executive Officer of the University of Michigan Health System, and Professor of Internal Medicine, Human Genetics and Public Health since September 1997. Previously, Dr. Omenn was the Dean of the School of Public Health and Community Medicine at the University of Washington from 1982 to September 1997. Dr. Omenn also is a director of Rohm & Haas Company.

Directors Continuing in Office Until the 2002 Annual Meeting

DAVID BALTIMORE

     Dr. David Baltimore, age 62, has served as a director of the Company since June 1999. He has been the President of the California Institute of Technology since October 1997 and has been the Chairman of the National Institutes for Health AIDS Vaccine Research Committee since December 1996. Previously, Dr. Baltimore had been an Institute Professor at the Massachusetts Institute of Technology ("MIT") from July 1995 to October 1997, and the Ivan R. Cottrell Professor of Molecular Biology and Immunology at MIT from July 1994 to October 1997. Dr. Baltimore also serves as a director of Scriptgen Pharmaceuticals, Inc., a privately held company and as a director of BB Biotech AG, a Swiss investment company. In 1975, Dr. Baltimore was the co-recipient of the Nobel Prize in Medicine.

WILLIAM K. BOWES, JR.

     Mr. William K. Bowes, Jr., age 73, has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment firm, since July 1981. Mr. Bowes also serves as a director of Applied Micro-Circuits, Inc., Lynx, Inc., Xoma Corporation and a privately held U.S. Venture Partners portfolio company.

JUDITH C. PELHAM

     Ms. Judith C. Pelham, age 54, has served as a director of the Company since May 1995. She has been President and Chief Executive Officer of Mercy Health Services, a unified system of institutions, programs and services established to carry out the health ministry sponsored by the Sisters of Mercy Regional Community of Detroit, since 1993. From 1987 to 1993, she was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas.

KEVIN W. SHARER

     Mr. Kevin W. Sharer, age 52, has served as a director of the Company since November 1992. He also has served as President and Chief Operating Officer of the Company since October

1992. Prior to joining the Company, Mr. Sharer served as President of the Business Markets Division of MCI Communications Corporation, a telecommunications company, from April 1989 to October 1992, and served in numerous executive capacities at General Electric Company from February 1984 to March 1989. Mr. Sharer also serves as a director of Unocal Corporation. Mr. Sharer will become the Company's Chief Executive Officer on the day of the Annual Meeting.

Board Committees and Meetings

     The Board of Directors, which held seven meetings during the year ended December 31, 1999, has an Audit Committee, a Compensation Committee, an Executive Committee, a New Hire Stock Option Committee, a Nominating Committee and a Strategy Committee.

     The Audit Committee recommends engagement of the Company's independent auditors and approves services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit. During the year ended December 31, 1999, the Audit Committee met two times. Mr. Bowes serves as Chairman, and Dr. Omenn and Ms. Pelham serve as members of the Audit Committee.

     The Compensation Committee sets guidelines for the administration of all salaries within the Company, approves recommendations for officers' salaries, administers incentive compensation and awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels. During the year ended December 31, 1999, the Compensation Committee met five times. Mr. Johnson serves as Chairman, and Messrs. Choate, Gluck and Lazarus serve as members of the Compensation Committee.

     The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the Bylaws of the Company and as specifically granted by the Board of Directors. During the year ended December 31, 1999, the Executive Committee did not meet in formal session, but did meet on several occasions in informal sessions. Mr. Binder serves as Chairman, and Messrs. Bowes and Johnson serve as members of the Executive Committee.

     The New Hire Stock Option Committee principally grants stock options to non-officer employees upon commencement of employment with the Company and its subsidiaries in accordance with the guidelines established by the Compensation Committee. During the year ended December 31, 1999, the New Hire Stock Option Committee did not meet, but did take action by written consent. Mr. Binder is the sole member of the New Hire Stock Option Committee and Mr. Sharer is an alternate member who may act in the absence of Mr. Binder.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. During the year ended December 31, 1999, the Nominating Committee met two times. Mr. Bowes serves as Chairman, and Mr. Johnson and Dr. Omenn serve as members of the Nominating Committee. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company's Bylaws.

     The Strategy Committee meets with management of the Company to review research strategies and proposals for collaborations and licensing of technology. During the year ended December 31, 1999, the Strategy Committee met three times. Mr. Lazarus serves as Chairman, and Messrs. Choate and Gluck, Dr. Omenn and Ms. Pelham serve as members of the Strategy Committee.

     During the year ended December 31, 1999, all of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served, except for Mr. Gluck, who attended 67% of such meetings.

                                  PROPOSAL 2
   PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS
      AMENDED, TO INCREASE THE COMPANY'SAUTHORIZED SHARES OF COMMON STOCK
               FROM 1,500,000,000 SHARES TO 2,750,000,000 SHARES

     The Board of Directors has adopted a resolution authorizing an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to increase the Company's authorized number of shares of Common Stock from 1,500,000,000 shares to 2,750,000,000 shares. The proposed amendment is subject to approval by the Company's stockholders. The Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. Thus, the issuances of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

     The proposed amendment will modify the first paragraph of Article Fourth of the Restated Certificate to read as follows:

          "FOURTH: This corporation is authorized to issue two (2) classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation is authorized to issue is Two Billion Seven Hundred Fifty-Five Million (2,755,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock and Two Billion Seven Hundred Fifty Million (2,750,000,000) shares shall be Common Stock, all with a par value of $.0001."

     The Company is currently authorized to issue 1,505,000,000 shares of capital stock, of which 1,500,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 2,755,000,000 shares and the number of shares of Common Stock authorized to 2,750,000,000. As of February 11, 2000, 1,023,544,175 shares of Common

Stock were issued and outstanding, and 126,975,364 additional shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, and for issuance of shares under the Company's Amended and Restated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and certain equivalent stock-based plans available solely to the Company's United Kingdom employees. As of February 11, 2000, no shares of Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock. Of the 5,000,000 authorized shares of Preferred Stock, 1,500,000 were designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), in connection with the Company's adoption of a stockholder rights plan, none of which were issued and outstanding as of February 11, 2000. The Board of Directors has approved an increase in the number of shares designated as Series A Preferred Stock from 1,500,000 to 2,750,000, subject to and conditioned upon the approval of the stockholders of the proposed increase in the authorized number of shares of Common Stock. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

     On November 19, 1999, the Company effected a two-for-one stock split in the form of a 100% stock dividend (the "November Stock Split"), which utilized a substantial portion of the currently authorized 1,500,000,000 shares of Common Stock. In addition, the Company effected a two-for-one stock split in the form of a 100% stock dividend on February 26, 1999. The Company sought and the stockholders approved an increase in the authorized Common Stock from 750,000,000 to 1,500,000,000 at the 1999 annual meeting of stockholders. This increase facilitated the November Stock Split. The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company, in the discretion of the Board of Directors, without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans. Although the

Company may engage in the foregoing actions in the future, except for the issuance of additional stock options or issuances under the Employee Stock Purchase Plan, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized shares of Common Stock.

     The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Restated Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of this amendment to the Restated Certificate to increase the Company's authorized shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                  PROPOSAL 3
            APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN,
                        AS AMENDED AND RESTATED IN 1999

     The Company maintains the Amended and Restated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), which was approved by stockholders on July 24, 1991 and which permits the grant of rights ("Purchase Rights") to purchase common stock of the Company. On December 8, 1999, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Employee Stock Purchase Plan (as amended, the "ESPP") to provide that the ESPP shall have an indefinite life (subject to the right of the Board of Directors to terminate the ESPP), rather than the previously stated termination date of January 22, 2001.

     The Board of Directors extended the termination date of the ESPP in order to extend indefinitely the period of time during which Purchase Rights may be awarded with respect to the shares available for issuance under the ESPP. The extension of the term of the ESPP is intended to permit future grants of Purchase Rights to existing and new employees of the Company and its affiliates at levels determined to be appropriate by the Board of Directors and/or a committee designated by the Board of Directors. Stock purchase plans have for years been an important part of the Company's overall compensation program. The Board of Directors believes that stock purchase plans serve to attract, retain and motivate employees, and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success.

     The amendment to the Employee Stock Purchase Plan, if approved by the stockholders, will allow the Company to grant Purchase Rights until all of the Common Stock subject to the ESPP has been issued, or the Board of Directors terminates the ESPP. The amendment is being submitted for stockholder approval in order to enable the Company to continue to grant Purchase Rights which qualify for tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Stockholders are requested in this Proposal 3 to approve the amendment to the Employee Stock Purchase Plan.

PLAN DESCRIPTION

     The following is a description of the material provisions of the ESPP.
Such description is qualified in its entirety by reference to the ESPP itself, a copy of which is attached hereto as Attachment I. As noted below under the
                                    ------------
heading "Duration, Amendment and Termination," the Board generally has the power to amend the ESPP without stockholder approval and reserves the right to do so. A copy of the ESPP can also be obtained by making written request to the Company's Secretary.

General

     The ESPP was adopted to provide a means by which employees of the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. Under the ESPP, the Board may provide for the grant of rights to purchase Common Stock of the Company to eligible employees (an "Offering") on a date or dates to be selected by the Board.

Stock Subject to the ESPP

     The shares available for issuance under the ESPP are the Company's Common Stock. Following the 2-for-1 stock split in the form of a 100% stock dividend effective November 19, 1999, the number of shares authorized for issuance under the ESPP is 24,000,000 (as discussed below under the heading "Adjustment Provisions" this maximum number of shares subject to the ESPP is subject to adjustment upon certain changes in the Common Stock). As of March 1, 2000, 17,473,412 shares remained available for future grant under the Employee Stock Purchase Plan. If a Purchase Right granted under the ESPP expires or otherwise terminates without having been exercised in full, the Common Stock not purchased under the Purchase Right shall again become available for issuance under the ESPP. The Common Stock subject to the ESPP may be unissued shares or reacquired shares, purchased on the open market or otherwise.

Administration

     The ESPP is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the ESPP and, subject to the provisions of the ESPP, to determine when and how rights to purchase Common Stock will be granted, to determine the provisions of each offering of such rights, and to designate which affiliates of the Company shall be eligible to participate in the ESPP. The Board of Directors is authorized to delegate administration of the ESPP to a committee composed of not less than two members of the Board. The Board has delegated administration of the ESPP to the Compensation Committee of the Board. As used herein with respect to the ESPP, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Eligibility

     Rights to purchase stock may be granted under the ESPP only to employees of the Company and its affiliates who have been employed by the Company or its affiliates for such continuous period preceding such grant as the Board may require, which period shall not be more than two years, and whose customary employment with the Company or its affiliate is at least 20 hours per week and at least five months per calendar year, unless otherwise determined by the Board. The Board may provide that if an employee becomes eligible to participate in the ESPP during the course of an Offering, the employee may receive a right under that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, except that (i) the offering date shall be the date such right is granted and (ii) the purchase period for such right shall begin on its offering date and end coincident with the end of such Offering. Officers of the Company shall be eligible to participate in Offerings, although the Board may provide that certain highly compensated employees shall not be eligible to participate.

     An eligible employee may be granted rights under the ESPP only if such rights, together with any other rights granted under all such employee stock purchase plans of the Company or any affiliate of the Company, do not permit such employee's rights to purchase stock of the Company or any affiliate to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time (the "Purchase Limitation"). Grants or purchases of stock of the Company pursuant to any stock option or stock award plan of the Company are not included in any calculation of such accrual rate. No rights may be granted under the ESPP to any person who, at the time of the grant, owns stock possessing five percent or more of the total combined voting power of the Company or any affiliate of the Company.

     As of December 31, 1999, approximately 5,500 employees (including officers) of the Company and its affiliates were eligible to participate under the ESPP.

Terms of Rights

     The following is a description of the terms of rights granted under the ESPP.

     Rights; Purchase Price. On each offering date, each eligible employee is granted the right to purchase the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board not exceeding 15% of such employee's earnings during the period which begins on the offering date and ends on a designated exercise date not in excess of 27 months after the offering date. In connection with each Offering, the Board shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees. If an Offering contains more than one exercise date, the Board may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given exercise date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board will make a pro rata allocation of the shares available in as nearly a uniform manner as practicable and as the Board deems equitable.

     The purchase price of stock acquired pursuant to rights granted under the ESPP will not be less than the lesser of (i) an amount equal to 85% of the fair market value of the stock on the offering date, or (ii) an amount equal to 85% of the fair market value of the stock on the exercise date.

     Transferability. Rights granted under the ESPP are nontransferable and may be exercised only by the person to whom such rights are granted.

     Exercise. On each exercise date, a participant's accumulated payroll deductions and other additional payments (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the ESPP, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of rights granted under the ESPP. Any accumulated payroll deductions remaining in a participant's account after the purchase of the number of whole shares purchasable at the purchase price specified in the Offering in an amount less than is required to purchase one whole share will be held in the participant's account for the purchase of shares under the next Offering under the ESPP, unless the participant withdraws from the next Offering or is no longer eligible to be granted rights under the ESPP, in which case such amount shall be distributed to the participant after the final exercise date, without interest. Any accumulated payroll deductions remaining in a participant's account after such purchase in an amount greater than that required to purchase one share will be distributed to the participant without interest.

Participation; Withdrawal; Termination

     An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company authorizing payroll deductions of up to the maximum percentage of such employee's earnings during the purchase period, as specified by the Board. Payroll deductions made for a participant shall be credited to an account for such participant under the ESPP and deposited with the general funds of the Company. A participant may reduce, increase or begin payroll deductions after the beginning of any purchase period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the purchase period.

     A participant may terminate payroll deductions under the Plan and withdraw from the Offering at any time during a purchase period prior to the exercise date by delivering to the Company a notice of withdrawal. Upon such withdrawal, the Company will distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the participant) under the Offering, without interest, and the participant's interest in that Offering will be automatically terminated. Such withdrawal will have no effect upon such participant's eligibility to participate in any other Offerings under the ESPP, but the participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings.

     Rights granted under the ESPP will terminate immediately upon cessation of a participating employee's employment and the Company shall distribute to such employee all of his or her accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the terminated employee) without interest.

Adjustment Provisions

     If there is any change in the stock subject to the ESPP or subject to any rights granted under the ESPP (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the ESPP and rights outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding rights.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then under the ESPP the successor corporation may assume such outstanding rights or substitute similar rights, such rights may continue in full force and effect, or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

Duration, Amendment and Termination

     The Employee Stock Purchase Plan currently terminates on January 22, 2001. If the amendment being submitted to stockholders is approved, the Employee Stock Purchase Plan will not have a termination date. The Board, however, may suspend or terminate the ESPP without stockholder approval or ratification at any time or from time to time. No rights may be granted under the ESPP while the ESPP is suspended or after it is terminated. Additionally, any rights and obligations under any rights granted while the ESPP is in effect shall not be altered or impaired by suspension or termination of the ESPP, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation; provided, however, that the Board shall have the power to terminate any Offering and cause all payroll deductions accumulated during the purchase period related to such Offering to be distributed to participants, without interest, without such consent.

     The Board may also amend the ESPP at any time or from time to time. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) modify the provisions as to eligibility for participation (to the extent such modification requires stockholder approval in order for the ESPP to satisfy the requirements of Section 423 of the Code); (ii) increase the number of shares reserved for Purchase Rights; or (iii) modify the ESPP in any other way if such modification requires stockholders approval in order for the ESPP to satisfy the requirements of Section 423 of the Code. All other amendments to the ESPP shall be effective without stockholder approval unless the Board, in its discretion, determines that such amendment shall be subject to stockholder approval.

FEDERAL INCOME TAX INFORMATION

     The ESPP is intended to qualify for the favorable federal tax treatment accorded employee stock purchase plans under Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld as if actually received, but, except for this, no taxable income will be realized by a participant until disposition of the shares acquired.

     If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, the excess of the fair market value of the stock on the exercise date over the exercise price generally will be treated as ordinary income at the time of such disposition, and the Company may be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

     Any capital gain or loss realized by a participant upon the disposition of stock acquired under the ESPP will be long or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. The Company generally is entitled to a deduction for amounts taxed as ordinary income to a participant upon disposition by a participant of stock before the expiration of the holding periods described above.

PARTICIPATION IN THE PLAN

     The purchase of shares under the ESPP is discretionary, and the Company cannot now determine the number of shares to be purchased either under the current Offering or in any future offering by any particular employee or group. On January 1, 1999, the Company commenced the current Offering under the Employee Stock Purchase Plan, which will expire on March 31, 2000. On such date, participants will be entitled to purchase shares of Common Stock at the lesser of $22.22 (85% of the fair market value of the stock on the January 1, 1999 Offering date) or an amount equal to 85% of the fair market value of the Common Stock on the March 31, 2000 exercise date under the Offering. Most of the executive officers of the Company are participants in the current Offering, and most are expected to purchase the maximum number of shares permitted. Non-employee members of the Board of Directors are not eligible to participate in the Employee Stock Purchase Plan. Due to the operation of the Purchase Limitation, it is anticipated that no participant will be able to purchase more than 1,406 shares of Common Stock in the current Offering. On December 31, 1999, the closing price of the Common Stock on the NASDAQ was $60.063.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

                                  PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 11, 2000 by: (i) each director; (ii) the Company's Chief Executive Officer, each of its other four most highly compensated executive officers and one former executive officer (collectively the "Named Executive Officers") for the year ended December 31, 1999; (iii) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, and (iv) all directors, executive officers and one former executive officer of the Company as a group.

                                                                             Common Stock
                                                                      Beneficially Owned (1) (2)
                                                                      -------------------------
                    Beneficial Owner                                  Number            Percent
                    ---------------                                   of Shares         of Total
                                                                      ---------         --------
      FMR Corp. (3)  .........................................        54,497,486         5.3%
      82 Devonshire Street
      Boston, MA  02109
     David Baltimore..........................................                 0           *
     Gordon M. Binder.........................................         3,688,840           *
     William K. Bowes, Jr. (4)................................         8,751,200           *
     Jerry D. Choate..........................................            80,000           *
     Frederick W. Gluck.......................................            76,000           *
     Franklin P. Johnson, Jr. (5).............................         4,602,847           *
     Steven Lazarus...........................................           352,818           *
     Gilbert S. Omenn (6).....................................           475,700           *
     Judith C. Pelham.........................................           129,200           *
     Kevin W. Sharer..........................................            48,300           *
     Lawrence M. Souza........................................           264,856           *
     George Morstyn...........................................           152,260           *
     Stan M. Benson...........................................           520,680           *
     N. Kirby Alton (7).......................................           186,900           *
     All directors, executive officers and one former
          executive officer as a group
          (21 persons) (5) (6) (8) ...........................        21,345,243         2.1%

-----------------
* Less than 1%

(1) Information in this table regarding directors, executive officers and one former executive officer is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors, executive officers and one former executive officer has sole voting and/or investment power with respect to such shares.

(2) Includes shares which the individuals shown have the right to acquire on February 11, 2000, or within 60 days thereafter, pursuant to outstanding stock options, as follows: Mr. Binder-2,838,628 shares; Mr. Bowes-289,200 shares; Mr. Choate-76,000 shares; Mr. Gluck-76,000 shares; Mr. Johnson-289,200 shares; Mr. Lazarus-197,990 shares; Dr. Omenn-289,200 shares; Ms. Pelham-125,200 shares; Dr. Souza-119,880 shares; Dr. Morstyn-137,968 shares; Mr. Benson-513,532 shares; Dr. Alton-97,946 shares; and all current directors, executive officers and one former executive officer as a group-6,799,162 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(3) In a filing on Schedule 13G, dated February 14, 2000, FMR Corp. reported sole dispositive power with respect to 54,497,486 shares of Common Stock and sole voting power with respect to 4,642,922 shares of Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 48,513,664 shares. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp. (through its control of Fidelity) and certain investment funds each has sole power to dispose of 48,513,664 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has sole power to vote or direct the voting of shares owned directly by the investment funds for which Fidelity acts as investment adviser. Fidelity Management Trust Company ("FMTC") (a wholly-owned subsidiary of FMR Corp.) is the beneficial owner of 4,845,722 shares. Edward C. Johnson 3d and FMR Corp. (through its control of FMTC), each has sole dispositive power over 4,845,722 shares, sole power to vote or to direct the voting of 3,616,422 shares, and no power to vote or direct the voting of 1,229,300 shares owned by certain institutional accounts. FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d, Chairman of FMR Corp., owns 12.0% of the outstanding voting stock of FMR Corp. and Abigail Johnson, a director of FMR Corp., owns 24.5% of the outstanding voting stock of FMR Corp. Members of the Johnson family and trusts for their benefit, which collectively control approximately 49% of the voting power of FMR Corp., may be deemed to form a "controlling group" under the Investment Company Act of 1940. Fidelity International Limited is the beneficial owner of 1,138,100 shares and has sole dispositive power over 1,138,100 shares, sole voting power over 1,026,500, and no power to vote 111,600 shares held by certain investment companies. The foregoing information is based solely on a review of the referenced
     Schedule 13G.

(4) Excludes 609,600 shares held by Mr. Bowes' wife; Mr. Bowes disclaims beneficial ownership of such shares.

(5) Includes 3,888,647 shares held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares. Excludes 185,000 shares held by Mr. Johnson's wife; Mr. Johnson disclaims beneficial ownership of such shares.

(6)  Includes 4,960 shares held by one of Dr. Omenn's children.

(7) Includes 88,954 shares held in a family trust with respect to which Dr. Alton has shared voting and investment power. Excludes 27,898 shares held by trusts established for the benefit of Dr. Alton's children; Dr. Alton disclaims beneficial ownership of such shares.

(8) Excludes 4,852 shares held in the charitable remainder trust of one of the executive officers, Steven M. Odre; Mr. Odre disclaims beneficial ownership of such shares.

     In 1993, the Company exercised its option to purchase the Class A and Class B limited partnership interests of Amgen Clinical Partners, L.P. ("the Partnership"), a limited partnership previously formed to develop and commercialize products from certain technologies for human pharmaceutical use in the United States. As a result of the Company exercising such option, each holder of a limited partnership interest in the Partnership acquired contractual contingent payment rights based on the number of such holder's interests. The contractual contingent payment rights are not voting securities but entitle the holders thereof to receive quarterly payments, subject to certain adjustments, equal to a stated percentage of the Company's sales of certain products in specified geographic areas. In 1999, holders received approximately $76,352 for each whole contractual contingent payment right held. The following table sets forth certain information regarding the ownership of the Company's contractual contingent payment rights as of February 11, 2000, by: (i) each director; (ii) each of the six Named Executive Officers of the Company; and (iii) all directors, executive officers and one former executive officer of the Company as a group:

                                                                 Contractual Contingent
                                                                     Payment Rights
                                                                 Beneficially Owned (1)
                                                                 ---------------------
                     Beneficial Owner                            Number        Percent
                     ----------------                            of Rights    of Total
                                                                 ---------    --------
David Baltimore...........................................          -0-              *
Gordon M. Binder..........................................           1               *
William K. Bowes, Jr......................................           2               *
Jerry D. Choate...........................................          -0-              *
Frederick W. Gluck........................................          -0-              *
Franklin P. Johnson, Jr. (2)..............................           4               *
Steven Lazarus............................................          -0-              *
Gilbert S. Omenn..........................................         0.5               *
Judith C. Pelham..........................................          -0-              *
Kevin W. Sharer...........................................          -0-              *
Lawrence M. Souza.........................................        0.25               *
George Morstyn............................................          -0-              *
Stan M. Benson............................................          -0-              *
N. Kirby Alton............................................        0.25               *
All directors, executive officers and one former
  executive officer as a group (21 persons) (2)...........           8               1%

__________________________
  * Less than 1%

(1) This table is based upon information supplied by the directors, executive officers and one former executive officer. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each holder of a contractual contingent payment right(s) has sole investment power with respect to such right(s) beneficially owned.

(2) Includes four rights held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have investment power as to all of these rights, and therefore may be deemed to be a beneficial owner of such rights.

                            EXECUTIVE COMPENSATION

Compensation of Directors

     Directors of the Company who are also employees of the Company are not separately compensated for their services as directors. Non-employee directors receive a quarterly retainer of $5,000 (plus $1,500 for a Committee Chairman) and a per Board meeting fee of $1,250 (plus $750 for Committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). The members of the Board of Directors also are entitled to reimbursement of their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. There are no family relationships among any directors of the Company. In 1999, each of the non-employee directors also received $2,500 for his or her attendance at a two-day conference with the Company's senior management.

     Non-employee directors are also entitled to receive stock option grants in compensation for their service as directors. Under the Amended and Restated 1991 Equity Incentive Plan, each non-employee director is automatically granted a non-discretionary option (a "Formula Grant") to purchase shares of Common Stock of the Company. The exercise price of options granted under the Amended and Restated 1991 Equity Incentive Plan is equal to 100% of the fair market value of the underlying stock on the date of the option grant. In addition, newly appointed non-employee directors receive an inaugural option grant pursuant to a formula set forth in the Amended and Restated 1991 Equity Incentive Plan on terms comparable to the Formula Grants. Non-employee directors receive annual Formula Grants of 16,000 shares in January of each year; inaugural grants to new non-employee directors are 60,000 shares provided, that, in either case, the non-employee director becomes and/or is a director on the required dates for such grants.

     In January 1999, the Company granted to each of the non-employee directors, except for Dr. Baltimore who was not then a member of the Board, a Formula Grant under the Amended and Restated 1991 Equity Incentive Plan covering 16,000 shares at an exercise price of $28.9688 per share. In June 1999, Dr. Baltimore received an inaugural option grant for 60,000 shares, with an exercise price of $29.9688 per share, upon his appointment to the Board. In addition, in September 1999, a reload option to purchase 2,846 shares at an exercise price of $43 per share was granted to Mr. Lazarus.

     A Formula Grant awarded to a non-employee director under the Amended and Restated 1991 Equity Incentive Plan may not be exercised: (a) unless such director has, at the date of grant, provided three years of prior continuous service as a non-employee director, in which case such Formula Grant will become fully vested and exercisable upon grant; or (b) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of such Formula Grant, whereupon such Formula Grant will become fully vested and exercisable. No option under the Amended and Restated 1991 Equity Incentive Plan is exercisable by the optionee after the expiration of ten years from the date the original option is granted.

     For stock options granted prior to June 1998, a non-employee director optionee is entitled to a reload option ("Reload Option") in the event the optionee exercises his or her option, in whole or in part, by surrendering other shares of Common Stock of the Company held by such non-employee director in accordance with the Amended and Restated 1991 Equity Incentive Plan and the terms of the option grant. Any such Reload Option: (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. Any such Reload Option will be subject to the availability of sufficient shares under the Amended and Restated 1991 Equity Incentive Plan. There will be no Reload Option on a Reload Option. Stock options granted in June 1998 or subsequently did not have a Reload Option.

Compensation of Executive Officers

     The following table sets forth certain summary information concerning certain compensation awarded or paid to, or earned by, the Named Executive Officers for all services rendered in all capacities to the Company for the years ended December 31, 1999, 1998 and 1997:

                          SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                                Annual Compensation                  Compensation
                                ---------------------------------------------------  ------------

                                                                                     Securities
Name and                                                          Other Annual       Underlying          All Other
Principal Position           Year  Salary ($)(1)  Bonus ($)     Compensation ($)     Options(#)   Compensation ($)(2) (3)
---------------------------  ----  -------------  ----------    ----------------     -----------  -----------------------
Gordon M. Binder,            1999    952,747      1,800,000                             503,000           434,473
  Chief Executive            1998    866,135        900,000                             640,000           352,640
  Officer and Chairman       1997    799,024        638,123                           1,343,860           242,180
  of the Board

Kevin W. Sharer,             1999    631,733      1,124,421                             240,000           255,998
  President, Chief           1998    566,501        880,808                             400,000           138,258
  Operating Officer and      1997    506,755        326,157                             715,832           147,567
  Director

Lawrence M. Souza,           1999    412,672        556,884                              80,132           154,135
  Senior Vice President,     1998    379,533        384,638                             220,000            92,320
  Research                   1997    325,270        208,737                             515,492            75,460

George Morstyn               1999    409,128        534,649                              98,732           124,717
  Senior Vice President,     1998    382,920        441,272                             184,000           102,307
  Development, and           1997    337,644        210,479                             346,848            84,944
  Chief Medical Officer

Stan M. Benson,              1999    390,208        515,894                              84,000           126,694
  Senior Vice President,     1998    361,801        347,763                             164,000           104,604
  Sales and Marketing        1997    328,519        184,393         4,728(4)            402,692            63,632

N. Kirby Alton,              1999    511,466        757,502                              80,132           154,854
  Former Officer (5)         1998    404,333        555,282                             220,000           114,207
                             1997    383,779        298,583                             437,492           109,352

___________________

(1) Includes compensation deferred under the Company's Retirement and Savings Plan (the "401(k) Plan") otherwise payable in cash during each calendar year.

(2) The amounts shown for 1999 are comprised primarily of Company credits to the Supplemental Retirement Plan (the "SRP"), with additional amounts included as a result of a contribution (the "Company Contribution") to the Company's 401(k) Plan for each of the Named Executive Officers (see footnote 3 below for a description of the Company Contribution). The SRP is a non-qualified, unfunded, deferred compensation plan. Participation in the SRP is available to selected participants in the Company's 401(k) Plan who are affected by the Internal Revenue Code limits on the amount of employee compensation that may be recognized for purposes of calculating the Company's contributions to the 401(k) Plan. Pursuant to the SRP, the following Named Executive Officers were credited with the following amounts, including accrued dividends, interest and unrealized gains or losses for the years ended December 31, 1999, 1998 and 1997, respectively; Mr. Binder, $421,673, $339,840 and $229,380; Mr. Sharer, $243,198, $125,458
     and $134,767; Dr. Souza, $141,335, $79,520 and $62,660; Dr. Morstyn,
     $111,917, $89,507 and $72,144; Mr. Benson, $113,894, $91,804 and $50,615;
     and Dr. Alton, $142,054, $101,407 and $96,552.

(3) The amounts shown for 1999 include a Company Contribution in the amount of $12,800 to the Company's 401(k) Plan for each of the Named Executive Officers. The amounts shown for each of 1998 and 1997 include a Company Contribution pursuant to the 401(k) Plan in the amount of $12,800 for each of the Named Executive Officers, except for Mr. Benson for whom the Company Contribution for 1997 was $13,017.

(4) Represents payments to Mr. Benson for taxes payable by him as a result of payments to or on behalf of Mr. Benson in connection with his relocation to the Thousand Oaks area.

(5) Dr. Alton retired as an officer of the Company effective October 20, 1999, and has entered into an agreement with the Company. See "--Employment and Compensation Arrangements."

Stock Option Grants and Exercises

     The Company has granted options to its executive officers under the Amended and Restated 1991 Equity Incentive Plan and other Company stock option plans (collectively, the "Option Plans"). The following table sets forth information concerning individual grants of stock options made by the Company during the year ended December 31, 1999, to each of the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1999


                                                         Individual Grants
 ---------------------------------------------------------------------------------------------------------------------------------

                                Number of                                                            Potential Realizable
                                Securities    Percent of                                             Value at Assumed
                                Underlying    Total Options                                          Annual Rates of Stock
                                Options       Granted to             Exercise or                     Price Appreciation
                                Granted       Employees in           Base Price        Expiration    for Option Term (1)
                                                                                                     --------------------------
Name                            (#)(2)(3)     Fiscal Year (4)        ($/Sh)            Date              5% ($)       10% ($)
-----                           -----------   ---------------        ------------      ---------     ------------   -----------
Gordon M. Binder                  63,000(5)          0.33%              32.2188         02/23/06       826,326        1,925,691
                                 440,000(6)          2.35%              30.4375         07/01/06     5,452,092       12,705,694

Kevin W. Sharer                  240,000             1.28%              30.4375         07/01/06     2,973,869        6,930,378

Lawrence M. Souza                 80,132             0.43%              30.4375         07/01/06       992,925        2,313,938

George Morstyn                    80,132             0.43%              30.4375         07/01/06       992,925        2,313,938
                                  18,600(7)          0.10%              41.9688         10/19/06       317,791          740,587

Stan M. Benson                    84,000             0.45%              30.4375         07/01/06     1,040,854        2,425,632

N. Kirby Alton                    80,132             0.43%              30.4375         07/01/06       992,925        2,313,938

_________________________

(1) The potential realizable value is based on the term of the option at the time of its grant, which is seven years for the stock options granted to the Named Executive Officers in the table. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with SEC rules and regulations and do not represent the Company's estimates of stock price appreciation. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.

(2) Prior to February 1999, under the terms of the Option Plans, the Board of Directors retained discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice the options. In February 1999, the Board of Directors unanimously adopted, and the stockholders subsequently approved in May 1999, an amendment to the Amended and Restated 1991 Equity Incentive Plan to, among other things, delete the provisions permitting the repricing of outstanding stock options under such plan.

(3) Options shown in the table have a term of seven years, subject to earlier termination if the optionee ceases employment with the Company. Except as otherwise noted, options vest and become exercisable as to 20% of the shares covered thereby one year after the grant date and an additional 20% on each successive anniversary date, with full vesting occurring on the fifth anniversary date. The vesting of all options issued pursuant to the Option Plans will be automatically accelerated in the event of a change in control (as defined in the Option Plans). In addition, the options are subject to certain full or partial accelerated vesting upon the death or disability of the optionee while in the employ of the Company, or death within three months after termination of employment or voluntary retirement of the optionee, as provided in the option grant agreement, or at the discretion of the Compensation Committee as permitted by the Option Plans. See "--Employment and Compensation Arrangements."

(4) In 1999, the Company granted stock options covering a total of 18,750,952 shares of Common Stock to Company employees under all stock option plans maintained by the Company and this number was used in calculating the percentages.

(5) This option was granted to reflect Mr. Binder's Management Incentive Plan achievements in 1998 in excess of the maximum award permitted thereunder for 1998, and became fully vested and exercisable on its date of grant.

(6)  This option was fully vested on the date of grant.

(7) This option grant to Dr. Morstyn becomes exercisable as to 25% of the shares covered thereby one year after the grant date and an additional 25% on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

Aggregated Option Exercises

     The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended December 31, 1999, by each of the Named Executive Officers and the final year-end value of unexercised options:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                    AND FISCAL YEAR-END 1999 OPTION VALUES

                                                                     Number of
                                                                     Securities         Value of
                                                                     Underlying         Unexercised
                                                                     Unexercised        In-the-Money
                                                                     Options            Options at
                                                                     at FY-End (#)      FY-End ($)(1)
                               Shares                                ------------       ------------
                             Acquired On            Value            Exercisable/       Exercisable/
Name                         Exercise (#)        Realized ($)(2)     Unexercisable      Unexercisable
----                         ------------        ---------------     -------------      -------------
Gordon M. Binder             1,360,504             45,244,800          3,823,356/        185,658,683/
                                                                       1,150,920          52,241,620

Kevin W. Sharer                327,446              9,905,692            155,000/          7,385,625/
                                                                         916,326          37,771,415

Lawrence M. Souza              220,004              5,799,445            310,448/         14,550,105/
                                                                         449,172          18,935,577

George Morstyn                 126,400              3,235,806            267,968/         12,426,812/
                                                                         397,212          16,214,985

Stan M. Benson                  40,000              1,421,872            518,532/         24,563,857/
                                                                         512,160          22,612,870

N. Kirby Alton                  78,000              2,467,744            272,906/         11,953,623/
                                                                         374,718          16,271,884

--------------------

(1) Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 1999, at a price of $60.063 per share, the fair market value of the Company's Common Stock on such date.

(2) Value realized is based on the market value of the Company's Common Stock on the date of exercise, minus the exercise price, and does not necessarily indicate that the optionee sold such stock at that price or at all.

Change-in-Control Arrangements

     Effective as of October 20, 1998 (the "Effective Date"), the Board of Directors adopted the Amgen Inc. Change of Control Severance Plan (the "CCS Plan") which provides certain severance benefits to persons who hold certain designated positions with the Company as of the date on which a Change of Control (as defined below) of the Company occurs. If a Change of Control had occurred on December 31, 1999, the CCS Plan would have covered approximately 370 officers and key employees of the Company, including each of the Named Executive Officers. Under the terms of the CCS Plan, the CCS Plan extends through December 31, 2001, subject to automatic one year extensions unless the Company notifies the participants that the term will not be extended. If a Change of Control occurs during the original or any extended term, the CCS Plan will continue in effect for at least 36 months following the Change of Control. Prior to the occurrence of a Change of Control, the Company has the right to terminate or amend the CCS Plan at any time; after the occurrence of a Change of Control, the CCS Plan may not be terminated or amended in any way which adversely affects a participant's interests under the CCS Plan without the participant's written consent.

     Under the CCS Plan, a Change of Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or (ii) at the time individuals making up the incumbent Board (as defined in the CCS Plan) cease for any reason to constitute at least a majority of the Board; or (iii) immediately prior to the consummation by the Company of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the shares of the Company entitled to vote generally in the election of directors; or (iv) a liquidation or dissolution of the Company or the sale of all or substantially the assets of the Company; or (v) any other event which the incumbent Board, in its sole discretion, determines is a change of control.

     Under the CCS Plan, if a Change of Control occurs and a participant's employment is terminated within the two year period immediately following the Change of Control by the Company other than for Cause or Disability (each as defined in the CCS Plan) or by the participant for Good Reason (as defined in the CCS Plan), the participant will be entitled to certain payments and benefits in lieu of further salary payments subsequent to such termination and in lieu of severance benefits otherwise payable by the Company (but not including accrued vacation and similar benefits otherwise payable upon termination). In the event of such termination, the participant will receive a lump sum cash severance payment in an amount equal to the excess, if any, of (A) the product of (x) a benefits multiple (either 3, 2 or 1, depending on the participant's position (a "Benefits Multiple")), and (y) the sum of (i) the participant's annual base salary immediately prior to termination or, if higher, immediately prior to the Change of Control, plus (ii) the participant's targeted annual bonus for the year in which the termination occurs or, if higher, the participant's average annual bonus for the three years immediately prior to the Change of Control; over (B) the aggregate value (determined in accordance with Section 280G of the Code) of the acceleration of vesting of the participant's unvested stock options in connection with the Change of Control. The terms of the Amended and Restated 1991 Equity Incentive Plan, the Amended and Restated 1988 Stock Option Plan and the Amended and Restated 1997 Special Non-Officer Equity Incentive Plan contain the same definition of "change of control" as the CCS Plan definition, and such option plans provide for the acceleration of vesting of issued and outstanding stock options upon the occurrence of a change of control.

     Participants who are senior executive-level staff members who are also members of the Amgen Operating Committee (which presently includes each of the Named Executive Officers other than Dr. Alton) have a Benefits Multiple of 3; participants who are senior management-level staff members at the level of "director" or equivalent and above (and who are not members of the Amgen Operating Committee), have a Benefits Multiple of 2; and management-level staff members at the level of "associate director" or equivalent have a Benefits Multiple of 1.

     The Company will also provide the participant with continued health and other group insurance benefits for a period of 1 to 3 years (depending on the participant's Benefits Multiple) after the participant's termination of employment. In addition, the participant will be fully vested in his or her accrued benefits under the Company's retirement plans and the Company will provide the participant with additional fully vested benefits under such plans in an amount equal to the benefits the participant would have earned under the plans had the participant continued to be employed by the Company for a number of years equal to the participant's Benefits Multiple. The participant will also be indemnified by the Company and will be provided with directors' and officers' liability insurance (if applicable), each as set forth in the CCS Plan. In addition, if any payment, distribution or acceleration of vesting of any stock option or other right with respect to a participant who is a "disqualified individual" (within the meaning of Section 280G of the Code) would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay the participant an additional lump sum cash payment in an amount equal to 20% of the amount of the participant's "excess parachute payment" (within the meaning of Section 280G of the Code). If a Change of Control had occurred on the Effective Date, each of the Named Executive Officers would have received such indemnification and liability insurance.

     The CCS Plan provides that for a period of years equal to a participant's Benefits Multiple after the participant's termination of employment, the participant will not disclose confidential information of the Company and will not solicit or offer employment to any of the Company's employees. In the event that the participant breaches any of such provisions, the participant will forfeit any right to receive further payments or benefits under the CCS Plan.

Employment and Compensation Arrangements

     Pursuant to a letter agreement, dated October 11, 1999, by and between Amgen and N. Kirby Alton, Dr. Alton resigned as Amgen's Senior Vice President, Development and a member of Amgen's Operating Committee, but will continue to be employed by Amgen in a part-time special assignment position with the title of Special Advisor, Development, through October 19, 2002, subject to earlier termination pursuant to the letter agreement. Dr. Alton will assist Dr. George Morstyn on Amgen's product development efforts, including monitoring regulatory developments in the pharmaceutical industry. Dr. Alton will be paid $72,250 per month for his services. Pursuant to the letter agreement, Dr. Alton received a cash bonus of $757,502 for his services in 1999, reimbursement of up to $20,000 of legal fees incurred by Dr. Alton in connection with the letter agreement, and options covering 38,027 shares have been vested on an accelerated basis. Dr. Alton's unvested options will continue to vest in accordance with their terms while Dr. Alton is employed by Amgen. Dr. Alton will not be eligible to receive a bonus or additional stock option grants after 1999.

     The Company expects to enter into a letter agreement with Lawrence M. Souza. Pursuant to the letter agreement, Dr. Souza will resign as Amgen's Senior Vice President, Research and a member of Amgen's Operating Committee, effective March 15, 2000, but will continue to be employed by Amgen in a part-time special assignment position with the title of Special Advisor, Research, through July 31, 2002, subject to earlier termination pursuant to the letter agreement. Dr. Souza will assist Dr. Dennis Fenton by providing technical and professional assessments of the Company's research projects, current products and products which the Company is in the process of developing, and such other matters as Dr. Souza and Dr. Fenton shall mutually agree upon. Dr. Souza will also assist Mr. Steven Odre on intellectual property or other related legal matters or litigation. Dr. Souza will be paid $66,995 per month for his services. Pursuant to the letter agreement, Dr. Souza will receive a cash bonus of $139,221 for his services in 2000, reimbursement of up to $10,000 of legal fees incurred by Dr. Souza in connection with the letter agreement. Dr. Souza's unvested options will continue to vest in accordance with their terms while Dr. Souza is employed by Amgen. Dr. Souza will not be eligible for a bonus or additional stock option grants after March, 2000.

     Prior to the Annual Meeting, the Company expects to enter into a letter agreement with Gordon M. Binder. Pursuant to the letter agreement, Mr. Binder will resign as Amgen's Chief Executive Officer and a member of Amgen's Operating Committee effective on the day of the Annual Meeting, but will continue as Chairman of the Board of Directors until December 31, 2000. He will continue to be employed by Amgen in a part-time special assignment with the title of Special Advisor to the Chief Executive Officer, through July 31, 2003, subject to earlier termination pursuant to the letter agreement. Mr. Binder will assist Kevin W. Sharer who will become the Chief Executive Officer on the day of the Annual Meeting, or his successor, in monitoring various federal government developments as they relate to Amgen's current and future activities, as well as advising on certain arbitration and litigation matters such as those involving Johnson & Johnson and Transkaryotic Therapies, Inc. and such other matters as Mr. Binder and Mr. Sharer shall mutually agree upon. Mr. Binder will be paid an amount per month not yet determined for his services. Pursuant to the letter agreement, Mr. Binder will receive full salary for his services in 2000 and partial management incentive plan payment reflecting his full time employment through May 11, 2000. Subsequent to May 11, 2000, he will receive a salary not yet determined for his part-time employment but will not participate in the management incentive plan. Pursuant to the letter agreement, Mr. Binder will receive reimbursement of up to $10,000 of legal fees incurred by Mr. Binder in connection with the letter agreement. Mr. Binder's unvested options will continue to vest in accordance with their terms while Mr. Binder is employed at Amgen. Mr. Binder will not be eligible to receive stock option grants after May 2000.

     In April 1999, Dr. Fabrizio Bonanni became Senior Vice President, Quality and Compliance of the Company. In connection with Dr. Bonanni's employment, the Company granted him an option to purchase 200,000 shares of Common Stock with an exercise price of 100% of the fair market value on the date of grant, April 12, 1999. This option vests in five equal installments commencing with the first anniversary of the date of grant and expires seven years from the date of grant. The Company has guaranteed that, calculated as if Dr. Bonanni had not sold any of the underlying shares, the then vested portion of such option will appreciate in value by at least $2.5 million on at least one day on or before April 12, 2004. Notwithstanding the foregoing, the Company has not guaranteed that Dr. Bonanni will realize this profit if Dr. Bonanni does not sell all of the vested option shares on the date that such value is realizable.

Compensation Committee Report/1/

     The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Compensation Committee") the authority to establish and maintain the Job Grade and Compensation Range Tables and Merit Increase Guidelines used to establish initial salary guidelines and merit pay increases throughout the Company and as the basis for making specific recommendations to the Board concerning the compensation of senior officers, including the Chief Executive Officer. In addition, the Compensation Committee administers the performance based Management Incentive Plan, the Company's various stock option plans (collectively the "Stock Option Plans"), the 401(k) Plan, the SRP, the ESPP and all other compensation and benefit programs currently in place at the Company. Compensation Committee members are all non-employee directors.


________________________

/1/ The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

     The Compensation Committee intends to design and administer its compensation plans to support the achievement of the Company's long-term strategic objectives, to enhance stockholder value and, to the extent possible, to maximize the deductibility of compensation for tax purposes. Section 162(m) of the Code places a one million dollar limit on the amount of non-performance based compensation for each Named Executive Officer that may be deducted by the Company for tax purposes. It is the Compensation Committee's objective to administer compensation programs that are in compliance with the provisions of
Section 162(m). The Compensation Committee has been advised that based upon prior stockholder approval of the material terms of the Management Incentive Plan and the Amended and Restated 1991 Equity Incentive Plan and Section 162(m) transition rules, compensation under these plans is excluded from this limitation, provided, that, the other requirements of Section 162(m) are met.

     The key components of the compensation program are base salary, annual incentive award (MIP), and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn above average rewards when merited by individual and corporate performance.

Base Salary

     Base Salaries for all employees, including executive officers of the Company, are determined based on an established Job Grade and Compensation Range Table that is designed to provide a Base Salary that ensures that salaries remain competitive with the marketplace. In monitoring the Executive Job Grade and Compensation Range Table, the members of the Compensation Committee compared compensation information derived from compensation surveys outlining compensation levels at major pharmaceutical companies, the majority of which are included in the Standard & Poor's Drug Index, and leading biotechnology companies./2/ Adjustments to each individual's Base Salary are made in connection with annual performance

_________________

/2/ The Compensation Committee utilizes data and summaries provided by independent consulting firms to determine comparable companies, including major pharmaceutical and leading biotechnology companies, and their compensation levels.

reviews. The amounts of such increases are calculated using compensation levels at comparable companies and the Merit Increase Guidelines that provide for percentage salary increases based on the position in the Compensation Range and the result of each individual's annual performance review. The Merit Increase Guidelines are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

Performance Based Management Incentive Plan

     The Management Incentive Plan has been established to reward participants for their contributions to the achievement of Company-wide and individual performance goals. Executive officers and Vice Presidents of the Company nominated by the Chief Executive Officer and approved by the Compensation Committee, are eligible to participate in the Management Incentive Plan. Management Incentive Plan payouts are established at a level designed so that when such payouts are added to a participant's Base Salary, the resultant compensation for above average performance should exceed the average cash compensation level of comparable companies and the resultant compensation for below average performance should be less than the average cash compensation level of comparable companies.

     At the beginning of each Management Incentive Plan period, the Chief Executive Officer recommends for approval by the Compensation Committee the individual participants and the target incentive award for each participant expressed as a percentage of the base pay of the participant. The Compensation Committee establishes a formula for determining the amount of incentive award a participant may receive. Generally, a formula established by the Compensation Committee reflects both Company-wide goals and specific individual performance goals for the Participant. As implemented by the Compensation Committee in past years, at least 50% of the Company-wide goals were based upon Return on Capital Employed ("ROCE") and Growth in Revenue, and the remainder of the Company-wide goals were goals selected by the Committee from the goals established by management in connection with the planning process. As implemented by the Compensation Committee in past years, no awards were to be made to the participants, regardless of the performance achieved on the other goals or by individual participants, unless either the ROCE or the Growth in Revenue goal were achieved.

     As implemented by the Compensation Committee in past years, each participant's actual award under the Management Incentive Plan was based on both the determination of the extent to which such participant's individual goals were achieved (in terms of percent achievement, subject to a maximum percentage established annually by the Compensation Committee, which may not exceed 150%) and the Compensation Committee's determination of the extent to which the Company-wide goals were achieved (in terms of percent achievement, subject to a maximum percentage established by the Compensation Committee, which may not exceed 150%). For the 1999 Management Incentive Plan year, the formula established by the Compensation Committee to determine awards under the Management Incentive Plan was as follows: the participant's target bonus multiplied by the percent achievement of Company-wide goals multiplied by the percent achievement of the participant's individual goals. Pursuant to the February 1999 amendment to the Management Incentive Plan, the maximum amount payable under the Management Incentive Plan to any participant in any calendar year may not exceed $1,800,000.

     The Company-wide goals for the Management Incentive Plan period ended December 31, 1999 included goals related to ROCE, growth in revenue, profit after taxes, specific product development objectives, a goal to identify and initiate research programs for appropriate product candidates, and a goal to prepare for Y2K. The relative weightings of these six factors in determining the extent to which Company-wide goals were achieved were 30%, 20%, 20%, 15%, 10% and 5%, respectively. For 1999, in order to stimulate increased effort toward the development of potential products, Company-wide goals provided for an incentive equal to 5% of the maximum payable under the Company-wide goals if a product with significant annual sales revenue potential was in-licensed. This goal was achieved and resulted in the inclusion of this incentive in the 1999 Management Incentive Plan payout. Based upon evaluations by management and approved by the Compensation Committee, the Company achieved 150% of the target Company-wide goals established under the Management Incentive Plan for the period ended December 31, 1999.

Stock Option Plans

     The Stock Option Plans offered by the Company have been established to provide all employees with an opportunity to share, along with stockholders, in the long-term performance of the Company.

     Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options granted under the various stock option plans generally have a three-, four- or five-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under the stock option plans is 100% of the fair market value of the underlying stock on the date of grant. Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a procedure established by the Compensation Committee based upon several factors including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant. The size of the grants, as developed under the procedure, are targeted to be somewhat above competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of the Company, as well as the risk attached to the future growth of the biotech industry.

CEO Compensation

     Mr. Binder's Base Salary, Management Incentive Plan payout and grants of stock options were determined in accordance with the criteria described in the "Base Salary," "Management Incentive Plan" and "Stock Option Plans" sections of this report. Mr. Binder's Base Salary for 1999 of $952,747 reflects the Board's assessment of his very favorable performance and his position in the Grade and Range Table.

     The Management Incentive Plan target for Mr. Binder for the Management Incentive Plan period ended December 31, 1999 was set at 95% of Base Salary. The actual award under the Management Incentive Plan for the Management Incentive Plan period ended December 31, 1999 was $1,800,000, or 188.9% of Base Salary, the maximum amount payable under the Management Incentive Plan. Payments made to Mr. Binder as a participant in the Management Incentive Plan for the period ended December 31, 1999 reflect both the Company's level of achievement of the Company-wide goals and Mr. Binder's level of achievement of his individual performance objectives, which included goals relating to: ROCE; growth in revenue; profit after taxes; product development; research; Y2K preparation; government relations; and licensing and acquisition of product candidates. As previously discussed, no awards are made to Management Incentive Plan participants unless the Company achieves either the ROCE or Growth in Revenue goal; for 1999, these goals were achieved.

     In July 1999, Mr. Binder was granted a periodic option to purchase 440,000 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $30.4375 per share./3/ This grant reflects the Board's assessment of the substantial contributions made by Mr. Binder to the growth and performance of the Company.


               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                    Franklin P. Johnson, Jr., Chairman
                    Jerry D. Choate
                    Frederick W. Gluck
                    Steven Lazarus

Compensation Committee Interlocks and Insider Participation

     During 1999, the Company's Compensation Committee consisted of Messrs. Choate, Gluck, Johnson and Lazarus, all of whom are non-employee directors. No member of the

__________________________

/3/ The number of option shares granted to Mr. Binder in 1999 and the exercise price of the option shares have been adjusted to reflect the November 19, 1999 two-for-one stock split.

Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Performance Measurement Comparison

     The chart set forth below shows the value of an investment of $100 on December 31, 1994 in each of Amgen Common Stock, the Amex Biotech Index (the "Amex Biotech"), the Standard & Poor's Drug Index (the "S&P Drug") and the Standard & Poor's 500 Index (the "S&P 500"). All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

AMGEN STOCK PRICE vs. AMEX BIOTECH, S&P DRUG, S&P 500 INDICES

                Comparison of Five Year Cumulative Total Return
               Value of Investment of $100 on December 31, 1994

                       [PERFORMANCE GRAPH APPEARS HERE]

                                12/31/94       12/31/95       12/31/96       12/31/97       12/31/98       12/31/99
                               ---------      ---------      ---------      ---------      ---------      ---------
     Amgen Inc.                $  100.00      $  201.27      $  184.32      $  183.48      $  354.46      $  814.43
     Amex Biotech              $  100.00      $  163.01      $  175.84      $  197.92      $  225.59      $  477.00
     S&P Drug                  $  100.00      $  171.64      $  213.95      $  340.89      $  517.19      $  425.65
     S&P 500                   $  100.00      $  137.58      $  169.17      $  225.60      $  290.08      $  351.11

                             CERTAIN TRANSACTIONS

     The Company has made loans to Mr. Stan M. Benson, Dr. Fabrizio Bonanni, Ms. Kathryn E. Falberg, Mr. Edward F. Garnett and Mr. George A. Vandeman, all of whom are executive officers of the Company. Each such loan is evidenced by a full recourse promissory note secured by real estate valued in excess of the principal balance of such loan. The loans to Messrs. Benson, Garnett and Vandeman and Dr. Bonanni were made in connection with their respective relocations to the greater Thousand Oaks vicinity. The Company has made two loans to Dr. Bonanni, each for $250,000, one of which provides that the Company will forgive 20% of the loan principal on each anniversary of Dr. Bonanni's employment until the loan is paid in full; interest payments will also be reduced accordingly. Dr. Bonanni commenced employment with the Company in April 1999. The loan to Ms. Falberg was made for home improvement purposes. The annual interest rate on each such loan was 4.4% during the year ended December 31, 1999 and will be 4.6% for the year ending December 31, 2000. These interest rates are established and adjusted annually based on the average introduction rates on adjustable loans offered by California banks and savings and loans. In connection with Mr. Sharer's appointment as Chief Executive Officer, the Company anticipates making a loan to Mr. Sharer in connection with his relocation to the Thousand Oaks vicinity, with interest rate terms substantially similar to those described above. Including principal and accrued interest, the largest aggregate indebtedness since January 1, 1999, under the loans of each of Messrs. Benson, Garnett and Vandeman, Dr. Bonanni and Ms. Falberg under such loans was $400,000, $100,000, $1,774,800, $500,000 and $79,000, respectively. In
December 1999, Mr. Benson repaid his loan in full. The aggregate outstanding indebtedness at March 13, 2000 of each of Messrs. Garnett and Vandeman, Dr. Bonanni and Ms. Falberg under such loans was $100,000, $1,713,316, $500,000 and $79,000, respectively.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC and with The Nasdaq Stock Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 1999, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

                                OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. Since no stockholder proposals or nominations were received on a timely basis, no such matters may be brought at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors


                                   [SIG]

                                   STEVEN M. ODRE
                                   Secretary

March __, 2000

                                                                    ATTACHMENT I


                                  AMGEN INC.
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
               -------------------------------------------------


     1.   PURPOSE.
          -------
          (a) The purpose of the Amgen Inc. Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Amgen Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

     2.   ADMINISTRATION.
          --------------
          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv)   To amend the Plan as provided in paragraph 13.

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.   SHARES SUBJECT TO THE PLAN.
          --------------------------
          (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate twenty four million (24,000,000)/1/ shares of the Company's $.0001 par value common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.   GRANT OF RIGHTS; OFFERING.
          -------------------------
          The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her

_______________________

/1/ As adjusted for the two-for-one split of the Company's Common Stock effected in the form of a 100% stock dividend, in August 1995, February 1999 and November 1999.

rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     5.   ELIGIBILITY.
          -----------
          (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right, provided, however, that if the fair market value of the Common Stock on the date on which such right is granted is less than the fair market value of the Common Stock on the first day of the Offering, then, solely for the purpose of determining the exercise price of such right, the first day of the Offering shall be the "Offering Date" for such right;

               (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e) Officers of the Company shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

     6.   RIGHTS; PURCHASE PRICE.
          ----------------------
          (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the

Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

          (c) Each eligible employee shall have the same rights and privileges under the Plan, except as allowed under Section 423(b)(5) of the Code.


     7.   PARTICIPATION; WITHDRAWAL; TERMINATION.
          --------------------------------------
          (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, certain cost of living allowances and tax equalization payments made to employees whose payroll originates in the United States and who are working outside the United States, and similar items of compensation or such other inclusions or exclusions as the Board or Committee may determine for one or more specified Offerings. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

          (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.


     8.   EXERCISE.
          --------
          (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

          (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than two (2) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Exercise Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Purchase Period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

     9.   COVENANTS OF THE COMPANY.
          ------------------------
          (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

     10.  USE OF PROCEEDS FROM STOCK.
          --------------------------
          Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.


     11.  RIGHTS AS A STOCKHOLDER.
          -----------------------
          A participant shall not be deemed to be the holder of, or have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares have been issued or such shares have been credited to an account held by a bank, broker or other nominee of the participant.


     12.  ADJUSTMENTS UPON CHANGES IN STOCK.
          ---------------------------------
          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

          (b)  In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

     13.  AMENDMENT OF THE PLAN.
          ---------------------
          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for rights under the Plan;

               (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
Section 423 of the Code); or

               (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

     It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation; provided, however, that the Board shall have the power to terminate any Purchase Period and cause all payroll deductions accumulated during the Purchase Period to be distributed to participants, without interest, without such consent.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.
          -------------------------------------
          (a) The Board may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation; provided, however, that the Board shall have the power to suspend or terminate the Plan and terminate any Purchase Period and cause all payroll deductions accumulated during the Purchase Period to be distributed to participants, without interest, without such consent.

     15.  EFFECTIVE DATE OF PLAN.
          ----------------------
          The Plan shall become effective as determined by the Board.

                             [outside back cover]




                                                                    [AMGEN LOGO]
--------------------------------------------------------------------------------

                                                                      Amgen Inc.
                                                          One Amgen Center Drive
                                                    Thousand Oaks, CA 91320-1799



                                        (C)2000 Amgen Inc.  All Rights Reserved.
[Recycle Logo] Printed on recycled paper                    [P50206  300 M/3-99]

                                                                    NO POSTAGE
                                                                     NECESSARY
                                                                     IF MAILED
                                                                      IN THE
                                                                   UNITED STATES



                              BUSINESS REPLY MAIL
                 FIRST CLASS  PERMIT NO. 67  THOUSAND OAKS, CA

                       POSTAGE WILL BE PAID BY ADDRESSEE


                       Amgen Inc.
                       ATTN: Secretary, Mail Stop 27-4-A
                       One Amgen Center Drive
                       Thousand Oaks, CA 91320-1799


Amgen Inc.

[_] Yes, I do plan to attend the Annual Stockholders' Meeting on Thursday, May 11, 2000.

_____________________________________________________________________________
Name                       (Please print)


_____________________________________________________________________________
Address

                                                         (    )
-----------------------------------------------------------------------------
City                    State             Zip               Telephone No.

[_]  I require special accommodations to access the meeting location: ________

     _________________________________________________________________________
     _________________________________________________________________________

  YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND THE ANNUAL
                             STOCKHOLDERS' MEETING.

                                  AMGEN INC.

             One Amgen Center Drive, Thousand Oaks, CA 91320-1789

                     Proxy Solicited by Board of Directors

              For the Annual Meeting of Stockholders-May 11, 2000

Gordon M. Binder, Kevin W. Sharer and Steven M. Odre (the "Proxy Holders"), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Thursday, May 11, 2000, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


                              Change of Address:

                              ---------------------------------

                              ---------------------------------

                              ---------------------------------

                              (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                               [SEE REVERSE SIDE]

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

[X] Please mark your votes as in this example.

1. To elect three directors for a three year term expiring at the Annual Meeting of Stockholders in the year 2003.

                                               WITHHOLD AUTHORITY FOR
                                               THE INDIVIDUAL NOMINEE(S)
     FOR ALL               WITHHOLD            IDENTIFIED IN THE SPACE
     NOMINEES              AUTHORITY           PROVIDED BELOW
     [_]                   [_]                 [_]


     Nominees:  Gordon M. Binder, Frederick W. Gluck, and Franklin P. Johnson,
Jr.

     To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

     _________________________________________________________________________

     _________________________________________________________________________

2. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 1,500,000,000 shares to 2,750,000,000 shares:

     FOR                      AGAINST                   ABSTAIN
     [_]                      [_]                       [_]

3. To approve an amendment to the Company's Amended and Restated Employee Stock Purchase Plan:

     FOR                      AGAINST                   ABSTAIN
     [_]                      [_]                       [_]

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000:

     FOR                      AGAINST                   ABSTAIN
     [_]                      [_]                       [_]

     In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting of Stockholders.

     This Proxy/Direction Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees and FOR proposals 2, 3, and 4. [This Proxy/Direction Card also serves to instruct the respective trustees of the Amended and Restated Amgen Retirement and Savings Plan and of the Amended and Restated Retirement and Savings Plan for Amgen Puerto Rico, Inc. on how to vote shares held by the participants of such plans.] The Board of Directors recommends a vote FOR election of the nominees for director and FOR proposals 2, 3, and 4.

[_]  Please indicate if a change of address was given on the reverse side.

     As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders to be held May 11, 2000, the Proxy Statement and the 1999 Annual Report of the Company.

     Signature:____________ Date:________ Signature:_____________ Date:________

     NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.